AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2002

                         REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               EQUINOX GROUP, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

             NEVADA                        551                    88-0371271
       (STATE OR OTHER              (PRIMARY STANDARD          (I.R.S. EMPLOYER
JURISDICTION OF INCORPORATION   INDUSTRIAL CLASSIFICATION       IDENTIFICATION
       OR ORGANIZATION)                CODE NUMBER)                 NUMBER)

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                 67 WALL STREET
                                   SUITE 2211
                                    NEW YORK
                                 NEW YORK 10005
                               TEL: (212) 709 8318
                               FAX: (212) 943 2300

(ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED PRINCIPAL PLACE OF BUSINESS)

                                 67 WALL STREET
                                   SUITE 2211
                                    NEW YORK
                                 NEW YORK 10005
                               TEL: (212) 709 8318
                               FAX: (212) 943 2300

                                   COPIES TO:

                             STEVEN A. SANDERS, ESQ.
                             SPITZER & FELDMAN P.C.
                                405 PARK AVENUE,
                          NEW YORK, NEW YORK 10022-4405
                               TEL: (212) 888 6680
                               FAX: (212) 838 7472

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                           CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                    Proposed Maximum       Proposed Maximum
Title of Each Class of             Amount to be     Offering Price Per     Aggregate Offering     Amount of
Securities to be Registered        Registered       Security               Price                  Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par           3,043,604        $0.10                  $319,350 (1)           $30
value, to be Registered by
Selling shareholder

              Total                3,043,604                               $319,350               $30
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                   PRELIMINARY PROSPECTUS DATED JULY 9, 2002

                                3,043,604 Shares

                               EQUINOX GROUP, INC.

                                  Common Stock

      3,043,604 shares of common stock of Equinox Group, Inc. are being sold by security holders of Equinox Group. Equinox Group will not receive any proceeds from the sale of the shares by the selling security holders.

      AN INVESTMENT IN THIS BLANK CHECK OFFERING INVOLVES HIGH RISK AND SHOULD NOT BE MADE BY ANYONE WHO CANNOT AFFORD LOSS OF THE ENTIRE INVESTMENT. PURCHASERS ARE SUBJECT TO IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE SHARES. (SEE "RISK FACTORS" AND/OR "DILUTION".)

      No public market has existed for Equinox's securities and it is unlikely that any active and liquid public trading market for its shares will develop after this offering. The offering price was arbitrarily determined by Equinox, without regard to established criteria of value. (See "Risk Factors.")

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS MADE TO THE CONTRARY IS A CRIMINAL OFFENSE

                  THE DATE OF THIS PROSPECTUS IS JULY 9, 2002

                                                  TABLE OF CONTENTS

Prospectus Summary ........................................................    1
The Offering ..............................................................    2
Summary Financial Data ....................................................    2
Risk Factors ..............................................................    3
Use of Proceeds ...........................................................    8
Management's Discussion and Analysis ......................................    9
Management ................................................................   13
Description of Capital Stock ..............................................   14
Plan of Distribution ......................................................   15
Legal Matters .............................................................   17
Experts ...................................................................   17
Where You Can Find More Information .......................................   17
Financial Statements ......................................................  F-1
Part II - Information Not Required in the Prospectus ...................... II-1
Signatures ................................................................ II-3

                               EQUINOX GROUP, INC.
                        3,043,604 SHARES OF COMMON STOCK

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the securities. You should read the entire prospectus carefully, especially the risks of investing in the securities discussed under "Risk Factors" beginning on page 4.

                                    About Us

      Equinox Group, Inc. was initially incorporated on March 14, 1996 in the name of Sierra Securities Transfer, Inc. and was a transfer agent registered with the Securities and Exchange Commission from May 1996 through September 6, 1998. On September 21, 1998, Sierra Securities Transfer, Inc. changed its name to Biolink Resources. On November 22, 1999, Biolink Resources changed its name to Maximum Media, Inc. On February 9, 2000, Maximum Media, Inc. changed its name to First Frontier Holdings, Inc. On January 30, 2001, First Frontier Holdings, Inc. changed its name to Equinox Group, Inc (hereinafter "Equinox", "we" or "us").

      From September 6, 1998 through the date of this Registration Statement, we have had no defined business plan. We intend to seek to acquire assets or shares of an entity actively engaged in business, which generates revenues, in exchange for our securities. We have no particular acquisition in mind and have not entered into any negotiations regarding such acquisition.

                                  Our Business

      Our purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to seek the perceived advantages of a corporation registered under the Exchange Act of 1934. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature.

                                   Our Offices

      Our executive offices are located at 67 Wall Street, Suite 2211, New York, New York 10005. Our telephone number is (212) 709 8318.

                                  THE OFFERING

Common stock offered by the selling shareholder...................     3,043,604

Common stock outstanding prior to offering........................     4,058,139

Common stock outstanding after the offering.......................     4,058,139

Use of Proceeds

      Equinox will not receive any of the proceeds from the sale of shares by the selling shareholder.

Risk Factors

      An investment in the shares involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus.

                             SUMMARY FINANCIAL DATA
                         (Dollar amounts and share data)

                                 Year Ended December 31   5 Months Ending May 31
                                  2001           2000              2002
Revenue                          $   --         $    --           $    --

Balance Sheet Data

Working Capital                  $5,690         $46,200           $(3,810)
Total Assets                     $9,360         $49,860           $ 1,860
Total Liabilities                $3,670         $ 3,660           $ 5,670
Stockholders' Equity (Deficit)   $5,690         $46,200           $(3,810)

See Financial Statements

                                  RISK FACTORS

      An investment in our common stock involves a high degree of risk. Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this prospectus, in evaluating Equinox, its business and prospects before purchasing the common stock.

We do not have sources for working capital if needed.

      The timing and amount of capital requirements are not entirely within our control and cannot accurately be predicted. If capital is required, we may require financing sooner than anticipated. We have no commitments for financing, and we can not be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Further, any equity financing could reduce ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters. If we were unable to obtain financing as needed, we could be bankrupt. The proposed business activities described herein classify us as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. We do not intend to undertake any efforts to cause a market to develop in our securities or undertake any offering of our securities, either debt or equity, until such time as we have successfully implemented our business plan described herein.

As a result of our minimal operating history, revenues and assets it is extremely difficult to determine the likelihood of success of our future business.

      We have had no operating history since we ceased operating as a transfer agent in 1998. We do not have any revenues or earnings from operations. We have minimal assets and financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss, which will increase continuously until we can consummate a business combination with a profitable business opportunity. We can give no assurance that we can identify such a business opportunity and consummate such a business combination.

Our proposed operations are highly speculative because we have no acquisitions currently planned.

      The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

There is a scarcity of and competition for business opportunities and combinations.

      We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies, which may be desirable target candidates for us. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

We have no agreement for a business combination or other transaction. We have no standards for a business combination.

      We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. We cannot give any assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation and cannot give any assurance that we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which we would not consider a business combination in any form with such business opportunity. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

Management will retain control but work part-time.

      While seeking a business combination, management anticipates devoting up to twenty hours per month to our business. Presently, Mr. Richard Poulden is our sole officer and director. Mr. Poulden has not entered into a written employment agreement with us and is not expected to do so in the near future. We have not obtained key man life insurance on Mr. Poulden. Notwithstanding the limited time commitment of Mr. Poulden, loss of his services would adversely affect implementation of our business plan.

Our sole officer and director may have a conflict of interest as a result of his involvement in other business ventures.

      Our sole officer and director will participate in business ventures, which could be deemed to compete directly with us. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our sole officer and director is involved in the management of any firm with which we transact business.

Reporting Requirements May Delay or Preclude Acquisition.

      Sections 13 and 15(d) of the Exchange Act of 1934 (the "Exchange Act") require companies subject to either to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

Equinox lacks market research and a marketing organization.

      We have neither conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions contemplated by us. Moreover, we do not have, and do not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by us, we cannot give any assurance that we will be successful in completing any such business combination.

As a result of Equinox's lack of diversification investments in us will be highly risky.

      Our proposed operations, even if successful, will in all likelihood result in our engaging in a business combination with a business opportunity. Consequently, our activities may be limited to those engaged in by business opportunities which we merge with or acquire. Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

We may be subject to regulation as an investment holding company which will limit our ability to find deal partners.

      Although we will be subject to regulation under the Securities Exchange Act, we believe we will not be subject to regulation under the Investment Company Act of 1940, because we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations, which result in holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

In the event that we enter into a business combination it is likely that we will have a change in control and management and cannot estimate new management's ability to grow and manage the new enterprise.

      A business combination involving the issuance of our Common Shares will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our management to sell or transfer all or a portion of the Common Shares held by them, or resign as members of the Board of Directors. The resulting change in our control could result in removal of one or more of our present officers and directors and a corresponding reduction in or elimination of their participation in management in the future.

Reduction of percentage share ownership following a business combination will affect voting control.

      Our primary plan of operation is based upon a business combination with a private concern, which, in all likelihood, would result in our issuing securities to shareholders of any such private company. The issuance of previously authorized and unissued Common Shares would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our voting control or management.

We may enter into a business combination with an entity that desires to establish a public trading market for its shares

      A business may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors. In the event that we enter into a business combination with an entity that is not in a position to become a public company without us, for whatever reason, the public may view us negatively and the market for our common stock may suffer a significant loss.

Federal and state tax consequences will be major considerations in any business combination we may undertake.

      Currently, business combinations may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot give any assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse economic effect on both parties to the transaction, thereby resulting in a depression in the price of our common stock.

The requirement of audited financial statements may disqualify business opportunities.

      We believe that any potential business opportunity must provide audited financial statements for review, as a protective measure for all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with the preparation of audited financial statements.

We have no current market for our stock.

      Before this offering, there has been no public market for our common stock. We are not sure that a public trading market for our common stock will develop after this offering, or that the public offering price will correspond to the price at which our common stock will trade subsequent to this offering. The stock market has experienced price and volume fluctuations which have resulted in changes in the market prices of stocks of many companies that may not have been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of our common stock following this offering. In addition, the market price of our common stock following this offering may be highly volatile. Factors such as variations in our interim financial results, comments by securities analysts, announcements of technological innovations or new products by us or our competitors, changing market conditions in the industry, changing government regulations, developments concerning our proprietary rights or litigation, many of which are beyond our control, may have a bad effect on the market price of the common stock.

Shares eligible for future sale could depress the price of our shares.

      Sales of a substantial number of shares of common stock in the public market following this offering, or the perception that sales could occur, could make the market price of the common stock prevailing from time to time go down and could impair our future ability to raise capital through a sale of our stock. Upon completion of this registration, there will be 4,058,139 shares of common stock outstanding, 3,043,604 of which will be freely tradable without restriction.

We will not pay a cash dividend in the near future.

      We have never declared or paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the near future.

We make estimated of our future in forward-looking statements.

      The statements contained in this prospectus that are not historical fact are "forward-looking statements," which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," the negatives thereof or other variations thereon or comparable terminology, and include statements as to the intent, belief or current our expectations with respect to the future operations, performance or position. These forward-looking statements are predictions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to our business, which, although currently considered reasonable by us, may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements, many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus. These forward-looking statements are based on current information and expectation, and we assume no obligation to update them at any stage. Therefore, our actual experience and results achieved during the period covered by any particular forward-looking statement may differ substantially from those anticipated. Consequently, the inclusion of forward-looking statements should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. We can not assure that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                 USE OF PROCEEDS

      Equinox will not receive any of the proceeds from the sale of shares by the selling stockholder. Conversely, the selling stockholder will be the only party to receive any proceeds from the sale of shares.

Price Range Of Common Stock

      Since our formation, our common stock has not traded on any public market. We intend to apply to have our stock listed on the "Pink Sheets" following the completion of this filing.

      As of June 25, 2002, there was 1 holder of record of our common stock.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

                                  OUR BUSINESS

      Our purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because we have nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

      We may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

      We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to various factors such as general economic conditions, rapid technological advances, shortages of available capital etc, we believe that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

      We have, and may continue to have, no significant capital with which to provide the owners of business opportunities with any significant cash or other assets. However, we believe we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Forms 8-K, 10-QSB or 10-KSB, agreements and related reports and documents. The Exchange Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Exchange Act. Nevertheless, our officers and directors have not conducted market research and are not aware of statistical data, which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

      The analysis of new business opportunities will be undertaken by, or under the supervision of, our officers and directors, none of whom is a professional business analyst. We intend to concentrate on identifying preliminary prospective business opportunities, which may be brought to our attention through present associations of our officers and directors, or by our shareholders. In analyzing prospective business opportunities, we will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact our proposed activities; the potential for growth or expansion; the potential for profit; the perceived public recognition of acceptance of products, services, or trades; name identification; and other relevant factors. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors. We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

      It is not anticipated that any outside consultants or advisors will be utilized by us to make our business purposes described herein. However, if we do retain such an outside consultant or advisor, we will review such consultant or advisor's credentials as well as his or her experience and reputation in providing advice in implementing our business plan, which services will be limited to analysis of a prospective merger or acquisition candidate to assist management in evaluating a particular candidate and any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as we have no cash assets with which to pay such obligation. There have been no contracts or agreements with any outside consultants and none are anticipated in the immediate future.

      We will not restrict our search for any specific kind of entities, but may acquire a venture, which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which we may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which we may offer.

      In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control of the Company. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders or may sell their stock in us. Any terms of sale of the shares presently held by our officers and/or directors will be also afforded to all other shareholders on similar terms and conditions. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

      It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after we have successfully consummated a merger or acquisition and we are no longer considered a "shell" company. Until such time as this occurs, we will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future, if such a market develops, of which there is no assurance.

      While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders would retain less than 20% of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of such shareholders.

      As part of our investigation, our officers and directors will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of us and other parties, the management of the opportunity and the relative negotiating strength of us and such other management.

      With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage which the target company shareholders would acquire in Equinox in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our current shareholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our pre-merger shareholders.

      We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

      As stated herein above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. We will be subject to all of the reporting requirements included in the Exchange Act. Included in these requirements is our affirmative duty to file independent audited financial statements as part of our Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-KSB. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable, at our discretion. If such transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.

                                   MANAGEMENT

Directors

      Currently Mr. Richard Poulden is our sole director who also serves as our President, Chief Financial Officer and Secretary.

Background of Executive Officer and Director

      Richard Poulden is the sole officer and director of Equinox. Mr. Poulden has been a self-employed business consultant for the last five years working with such firms as Alliance Medical Ltd, The International Cotton Company Plc and Ghanagricola Ltd. Mr. Poulden's recent experiences are in the telecommunications, retail and healthcare arenas. Mr. Poulden received his Master's degree in Business Administration from the London Business School in 1980, a Barrister-At-Law degree from the College of Law, Chancery Lane in 1976 and a Master's degree in Jurisprudence from Oriel College, Oxford in 1975.

Executive Compensation

      None of the Officers or Directors will receive payment for services until after the completion of any business combination.

Long-Term Incentive And Pension Plans

      We do not have any long-term incentive or defined benefit pension plans.

Other

      No director or executive officer is involved in any material legal proceeding in which he is suing us or in which he will receive a benefit from the legal proceedings.

Employment Agreements

      We currently have no employment agreements with any person or entity.

Security Ownership Of Certain Beneficial Owners And Management

      The following table sets forth, as of June 25, 2002, information regarding the beneficial ownership of our common stock by each person we know to own five percent or more of the outstanding shares, by each of the directors and officers, and by the directors and officers as a group. As of June 25, 2002, there were 4,058,139 shares of our common stock outstanding.

      Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days.

      Unless otherwise indicated, all addresses are at our office at 67 Wall Street, Suite 2211, New York, New York 10005.

                        Common Stock Beneficially   Percentage of Common stock
Name                    owned                       Beneficially owned
------------------------------------------------------------------------------

Richard Poulden                         4,058,139          100.0%
------------------------------------------------------------------------------

                  TOTAL                 4,058,139          100.0%
==============================================================================

                            DESCRIPTION OF SECURITIES

General

      The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Articles of Incorporation, as amended, and By-laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

      We are authorized to issue 25,000,000 shares of common stock, $.001 par value per share, of which 4,058,139 shares were issued and outstanding as of June 25, 2002.

Common Stock

      Holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock. The holders of common stock do not have any pre-emptive or other subscription rights.

      Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

      All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable.

Dividend

      We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

Registration Rights

      Following this offering, no shareholder of our common stock will have a right to register shares for sale to the public under the Securities Act of 1933, as amended.

Transfer Agent

      Currently we operate as our own transfer agent and registrar as there is no significant volume of trading in our stock. If we proceed with the listing of our common stock on the "Pink Sheets" or other market following the filing of this registration statement then we will appoint a third party transfer agent at that time.

Selling stockholder

      The selling stockholder received his stock as part of the original capital contribution of $50,000.

      The following table contains the number of shares of common stock beneficially owned by the selling stockholder as of June 25, 2002 and the number of shares of common stock to be offered for resale by the selling stockholder.

                         Common Stock Beneficially    Percentage of Common stock
Name                     owned & offered for resale   Beneficially owned
--------------------------------------------------------------------------------

RICHARD POULDEN                         3,043,604            75.0%
--------------------------------------------------------------------------------

                   TOTAL                3,043,604            75.0%
================================================================================

      We cannot be sure that the selling stockholder will opt to sell any of the shares of common stock offered by him. To the extent required, the specific shares of common stock beneficially owned by him, the names of any agent, dealer or underwriter employed by him in connection with any sale and any applicable commission or discount with respect to each offer will be set forth in an accompanying prospectus supplement.

      THE SHARES COVERED BY THIS PROSPECTUS MAY BE SOLD FROM TIME TO TIME SO LONG AS THIS PROSPECTUS REMAINS IN EFFECT; PROVIDED, HOWEVER, THAT THE SELLING STOCKHOLDER IS FIRST REQUIRED TO CONTACT OUR CORPORATE SECRETARY TO CONFIRM THAT THIS PROSPECTUS IS IN EFFECT. THE SELLING STOCKHOLDER EXPECTS TO SELL THE SHARES AT PRICES THEN ATTAINABLE, LESS ORDINARY BROKERS' COMMISSIONS AND DEALERS' DISCOUNTS AS APPLICABLE.

      THE SELLING STOCKHOLDER AND ANY BROKER OR DEALER TO OR THROUGH WHOM ANY OF THE SHARES ARE SOLD MAY BE DEEMED TO BE UNDERWRITERS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE COMMON STOCK OFFERED AND ANY PROFITS REALIZED BY THE SELLING STOCKHOLDER OR BROKERS OR DEALERS MAY BE DEEMED TO BE UNDERWRITING COMMISSIONS. BROKERS' COMMISSIONS AND DEALERS' DISCOUNTS, TAXES AND OTHER SELLING EXPENSES TO BE BORNE BY THE SELLING STOCKHOLDER ARE NOT EXPECTED TO EXCEED NORMAL SELLING EXPENSES FOR SALES OVER-THE-COUNTER OR OTHERWISE, AS THE CASE MAY BE. THE REGISTRATION OF THE SHARES UNDER THE SECURITIES ACT OF 1933 SHALL NOT BE DEEMED AN ADMISSION BY THE SELLING STOCKHOLDER OR US THAT THE SELLING STOCKHOLDER IA AN UNDERWRITER FOR PURPOSES OF THE SECURITIES ACT OF 1933, AS AMENDED, OF ANY SHARES OFFERED UNDER THIS PROSPECTUS.

                              PLAN OF DISTRIBUTION

      This prospectus covers 3,043,604 shares of our common stock. All of the shares offered are being sold by the selling stockholder. Certain shares not covered by this prospectus may be sold under Rule 144. Equinox will realize no proceeds from the sale of any shares being registered pursuant to this prospectus.

      The distribution of the shares by the selling stockholder is not subject to any underwriting agreement. The selling stockholder may sell the shares offered from time to time in transactions on one or more exchanges or in the over-the-counter market (if available), in negotiated transactions, or a combination of methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. In addition, from time to time the selling stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, and may sell and deliver the shares in connection therewith.

      From time to time, the selling stockholder may pledge his shares with his brokers. Upon a default by the selling stockholder, the broker may offer and sell the pledged shares.

      The selling stockholder's sales may be effected by selling the shares to or through broker-dealers, and broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). The selling stockholder and any broker-dealers that participate with the selling stockholder in the distribution of the shares may be deemed to be underwriters within the meaning of Section 2(a) (11) of the Securities Act and any commissions received by them and any profit on the resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder will pay any transaction costs associated with effecting any sales that occur.

      In order to comply with the securities laws of specific states, if applicable, the shares will be sold in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the selling stockholder and us.

      Any broker-dealer acquiring common stock offered by the selling stockholder may sell securities either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any sales may be at prices then prevailing on any market or quotation system, at prices related to prevailing market prices or at negotiated prices to its customers or a combination of methods. In addition and without limiting the foregoing, the selling stockholder will be subject to applicable provisions of Regulation M, which may limit the timing of the purchases and sales of shares of common stock by the selling stockholder.

      The selling stockholder is not restricted as to the prices at which he may sell his shares. Sales of these shares may have an adverse effect on market price of common stock. Moreover, the selling stockholder is not restricted as to the number of shares that may be sold at any time and it is possible that a significant number of shares could be sold at the same time, which may also have an adverse effect on the market price of our common stock.

      We have agreed to pay all fees and expenses incident to the registration of the shares, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the selling stockholder.

      This prospectus also may be used, with our consent, by donees or other transferees of the selling stockholder, or by other persons acquiring the common stock under circumstances requiring or making desirable the use of this prospectus for the offer and sale of shares.

                                  LEGAL MATTERS

      The validity of the shares has been passed upon for us by our counsel, Spitzer & Feldman P.C.

                                     EXPERTS

      The financial statements of Equinox Group, Inc. at December 31, 2000 and December 31, 2001 appearing in this registration statement have been audited by Lazar Levine & Felix LLP our independent auditor.

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN GIVEN ANY INFORMATION OR HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, BY THE SELLING STOCKHOLDER OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN, WHICH SUCH OFFER, OR SOLICITATION IS UNLAWFUL.

                       WHERE YOU CAN FIND MORE INFORMATION

      The effectiveness of this registration statement will render us subject to the informational requirements of the Exchange Act, and, we will file reports, proxy statements and other information with the Securities and Exchange Commission as required by federal law. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities Exchange Commission Investors may read and copy any of these reports, statements, and other information at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms upon payment of the fees prescribed by the Securities Exchange Commission. These SEC filings are also available free at the SEC's web site at www.sec.gov.

      This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted to comply with the rules and regulations of the Securities Exchange Commission. For further information, please see the registration statement in its entirety.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                        Page(s)

Independent Auditors' Report                                                             F - 2

Financial Statements:
Balance Sheets as of May 31, 2002 (unaudited) and December 31, 2001 and 2000             F - 3

Statements of Operations for the Cumulative Period During the Development
     Stage (January 1, 1999 to May 31, 2002, unaudited), the Five Months Ended
     May 31, 2002 and 2001 (unaudited) and the Years Ended December 31, 2001 and 2000    F - 4

Statement of Changes in Shareholders' Equity (Deficit) for the Cumulative
     Period During the Development Stage (January 1, 1999 to May 31, 2002,
     unaudited), and the Years Ended December 31, 2001 and 2000                          F - 5

Statements of Cash Flows for the Cumulative Period During the Development
     Stage (January 1, 1999 to May 31, 2002, unaudited), the Five Months Ended
     May 31, 2002 and 2001 (unaudited) and the Years Ended December 31, 2001 and 2000    F - 6

Notes to Financial Statements                                                            F - 7

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders
Equinox Group, Inc.
New York, New York

We have audited the accompanying balance sheets of Equinox Group, Inc., a development stage company, as of December 31, 2001 and 2000, and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Equinox Group, Inc., a development stage company, as of December 31, 2001 and 2000, and the results of its operations, changes in shareholders' equity and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                       LAZAR LEVINE & FELIX LLP

New York, New York
March 28, 2002

                               EQUINOX GROUP, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                                    December 31,
                                                                     May 31,    --------------------
                                                                      2002        2001        2000
                                                                    --------    --------    --------
                                                                  (unaudited)
                                   - ASSETS -

CURRENT ASSETS:
   Cash                                                             $  1,860    $  9,360    $ 49,860
                                                                    --------    --------    --------
TOTAL ASSETS                                                        $  1,860    $  9,360    $ 49,860
                                                                    ========    ========    ========


               - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                            $  5,000    $  3,000    $  3,000
   Loan payable - shareholder                                            670         670         660
                                                                    --------    --------    --------
TOTAL CURRENT LIABILITIES                                              5,670       3,670       3,660
                                                                    --------    --------    --------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT):
   Common stock par value $.001, 25,000,000 shares
     authorized; 4,058,139 issued and outstanding                      4,058       4,058       4,058
   Additional paid-in capital                                         50,761      50,761      50,761
   Retained earnings                                                   2,149       2,149       2,149
   Deficit accumulated during the development stage                  (60,778)    (51,278)    (10,768)
                                                                    --------    --------    --------
                                                                      (3,810)      5,690      46,200
                                                                    --------    --------    --------
                                                                    $  1,860    $  9,360    $ 49,860
                                                                    ========    ========    ========

                               EQUINOX GROUP, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                 Cumulative during
                                  the Development
                                       Stage
                                 (January 1, 1999  Five Months Ended May 31,      Year Ended December 31,
                                     to May 31,    --------------------------    --------------------------
                                       2002)          2002           2001           2001           2000
                                    -----------    -----------    -----------    -----------    -----------
                                    (unaudited)    (unaudited)    (unaudited)
REVENUES                            $        --    $        --    $        --    $        --    $        --
                                    -----------    -----------    -----------    -----------    -----------

COSTS AND EXPENSES:
   Professional fees                     22,200          2,000         11,113         14,500          3,000
   Other expenses                        36,825          7,500          3,254         26,010          1,337
   Depreciation                           1,753             --             --             --             --
                                    -----------    -----------    -----------    -----------    -----------
                                         60,778          9,500         14,367         40,510          4,337
                                    -----------    -----------    -----------    -----------    -----------

NET LOSS                            $   (60,778)   $    (9,500)   $   (14,367)   $   (40,510)   $    (4,337)
                                    ===========    ===========    ===========    ===========    ===========

BASIC LOSS PER SHARE                $      (.02)   $        --    $        --    $      (.01)   $        --
                                    ===========    ===========    ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING                 3,171,757      4,058,139      4,058,139      4,058,139      3,043,599
                                    ===========    ===========    ===========    ===========    ===========

                               EQUINOX GROUP, INC.
                          (A Development Stage Company)
                   STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                     Deficit
                                                                                   Accumulated      Total
                                 Common Stock          Additional                   during the   Shareholders'
                           -------------------------     Paid-in       Retained    Development      Equity
                             Shares         Amount       Capital       Earnings       Stage        (Deficit)
                           -----------   -----------   -----------   -----------   -----------    -----------
Balance at January 1,
   1999, as restated         2,055,375   $     2,055   $        --   $     2,149   $        --    $     4,204

Net loss for year                   --            --            --            --        (6,431)        (6,431)
                           -----------   -----------   -----------   -----------   -----------    -----------

Balance at December 31,
   1999                      2,055,375         2,055            --         2,149        (6,431)        (2,227)

Shares issued in payment
   of shareholder loans          2,764             3         2,761            --            --          2,764

Private placement of
   common shares             2,000,000         2,000        48,000            --            --         50,000

Net loss for year                   --            --            --            --        (4,337)        (4,337)
                           -----------   -----------   -----------   -----------   -----------    -----------

Balance at December 31,
   2000                      4,058,139         4,058        50,761         2,149       (10,768)        46,200

Net loss for the year               --            --            --            --       (40,510)       (40,510)
                           -----------   -----------   -----------   -----------   -----------    -----------

Balance at December 31,
   2001                      4,058,139         4,058        50,761         2,149       (51,278)         5,690

Net loss for the five
   months ended May 31,
   2002 (unaudited)                 --            --            --            --        (9,500)        (9,500)
                           -----------   -----------   -----------   -----------   -----------    -----------

Balance at May 31, 2002
   (unaudited)               4,058,139   $     4,058   $    50,761   $     2,149   $   (60,778)   $    (3,810)
                           ===========   ===========   ===========   ===========   ===========    ===========

                               EQUINOX GROUP, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                             Cumulative
                                             during the
                                             Development
                                                Stage
                                          (January 1, 1999     Five Months Ended May 31,       Year Ended December 31,
                                              to May 31,     ----------------------------    ----------------------------
                                                 2002)           2002            2001            2001            2000
                                             ------------    ------------    ------------    ------------    ------------
                                              (unaudited)     (unaudited)     (unaudited)
INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                $    (60,778)   $     (9,500)   $    (14,367)   $    (40,510)   $     (4,337)
   Adjustment to reconcile net loss to
     net cash used in operations:
     Depreciation                                   1,753              --              --              --              --
   Changes in operating assets and
   liabilities:
     Increase in accounts payable                   7,700           2,000              --              --           3,000
     Decrease in other assets                       2,055              --              --              --             435
                                             ------------    ------------    ------------    ------------    ------------
NET CASH USED IN OPERATING ACTIVITIES             (49,270)         (7,500)        (14,367)        (40,510)           (902)
                                             ------------    ------------    ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from shareholder's loans                1,120              --            (246)             10             660
   Proceeds from sale of common shares             50,000              --              --              --          50,000
                                             ------------    ------------    ------------    ------------    ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES          51,120              --            (246)             10          50,660
                                             ------------    ------------    ------------    ------------    ------------


INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                      1,850          (7,500)        (14,613)        (40,500)         49,758

   Cash and cash equivalents at beginning
     of period                                         10           9,360          49,860          49,860             102
                                             ------------    ------------    ------------    ------------    ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD   $      1,860    $      1,860    $     35,247    $      9,360    $     49,860
                                             ============    ============    ============    ============    ============

NOTE 1 -    DESCRIPTION OF COMPANY:

            Equinox Group, Inc., the Company, was incorporated under the laws of the State of Nevada on March 14, 1996, under the name of Sierra Securities Transfer, Inc. The Company operated as a transfer agent registered with the Securities and Exchange Commission until September 6, 1998. On September 21, 1998, the Company changed its name to BioLink Resources and on November 22, 1999, the Company further changed its name to Maximum Media, Inc. On February 9, 2000, the Company changed its name to First Frontier Holdings, Inc. and on January 30, 2001, the Company again changed its name to Equinox Group, Inc., the current name. The Company is currently inactive and seeking potential business opportunities.

            In accordance with Statement of Financial Accounting Standards No. 7, the Company is being treated as a development stage company since January 1, 1999, the date the Company began devoting substantially all of their efforts to establishing a new business.

NOTE 2 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

            The Company's accounting policies are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant.

      (a)   Use of Estimates:

            In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

      (b)   Statements of Cash Flows:

            For purposes of the statements of cash flows the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

      (c)   Net Income Per Common Share:

            Basic income per share is calculated by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted income per share is calculated by using the weighted average of common shares outstanding adjusted to include the potentially dilutive effect of outstanding stock options and other common stock equivalents.

      (d)   Interim Financial Data:

            The interim financial data is unaudited. However, in the opinion of management, the interim data includes all adjustments (consisting of normal recurring accruals or adjustments only) necessary to present fairly the results of the interim period. The results for the interim period are not necessarily indicative of the results to be obtained for the entire year.

NOTE 3 -    SHAREHOLDERS' EQUITY:

            On November 21, 1999, the shareholders of the Company approved a stock split whereby each issued and outstanding share of common stock, was converted into 4,725 shares of common stock. Stockholders' equity has been restated to give retroactive recognition to the stock split for all periods presented by reclassifying to common stock from additional paid-in capital, the par value of the number of additional shares that were issued as a result of the stock split. In addition, all references in the financial statements and notes to the number of shares and per share amounts, have been restated to reflect this stock split.

            In April 2000, the Company issued 2,764 shares of its common stock to an officer of the Company in lieu of payment of certain obligations aggregating $2,764. In July 2000, the Company completed a private placement of 2,000,000 common shares for aggregate gross proceeds of $50,000.

NOTE 4 -    INCOME TAXES

            The Company has a net operating loss carryforward of approximately $51,000 expiring in years beginning in 2018. However, the Company's ability to utilize such losses to offset future taxable income is subject to various limitations imposed by the rules and regulations of the Internal Revenue Service. Accordingly, the deferred tax asset resulting from this carryforward has been offset by a 100% valuation allowance.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 25. Other Expenses of Issuance and Distribution

      The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered, none of which are payable by the selling stockholder:

Registration Statement
Filing Fee                                  $ 2,000
Legal Fees and Expenses                     $15,000
Accounting fees and expenses                $15,000
Miscellaneous                               $10,000
                                            -------
Total                                       $42,000

Item 26. Recent Sales of Unregistered Securities

      During the past three years, the following securities were sold by us without registration under the Securities Act. Except as otherwise indicated, the securities were sold by in reliance upon the exemption provided by Section 4
(2) of the Securities Act, among others, on the basis that transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide:

Purchaser            Date             No of Shares    Purchase Price
--------------------------------------------------------------------

Michael J. Daniels   April 16, 2000         2,764     $ 2,764
Richard Poulden      July 4, 2000       2,000,000     $50,000

Item 27. Exhibits and Financial Statement Schedules.

Exhibit No.                Description
-----------                -----------

3.1                        Articles of Incorporation of Equinox Group, Inc.*
3.2                        Bylaws of Equinox Group, Inc.*
4.1                        Specimen common stock certificate.*
23.1                       Consent of Lazar, Levine & Felix LLP
23.2                       Consent of Spitzer & Feldman, P.C.*

*     To be filed by amendment.

Item 28. Undertakings.

The undersigned registrant undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933, as amended;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, as amended, treat each post-effective amendment as a new registration statement of the securities offered, and in the offering of securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against liabilities (other than the payment by the small business issuer of expense incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on the 25th day of June, 2002.

         EQUINOX GROUP, INC.


         By: /s/ Richard Poulden
             -----------------------------
              Name: Richard Poulden
              Title: President

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                          DATE


/s/ Richard Poulden
-----------------------
Richard Poulden                     Chief Financial Officer        June 25, 2002